Exhibit 10.26

***Certain identified information has been omitted from this exhibit because it is both (i) not material and

(ii) would likely cause competitive harm to the Registrant if publicly disclosed. Such omitted information is indicated by brackets (“[...***...]”) in this exhibit. ***

AMENDMENT NO. 1

to

THE AGREEMENT dated 29th day of November 2019

between

Lonza Sales AG

and

Jasper Therapeutics Inc.

With respect to:

Quality Agreement

THIS QUALITY AGREEMENT _____________________________ is made the 24th day of April 2020 (the “Quality Agreement”)

BETWEEN

Lonza Sales AG incorporated and registered in Switzerland whose registered office is at Munchensteinerstrasse 38, CH-4002, Basel, Switzerland hereinafter referred to as “Lonza”.

And Jasper Therapeutics Inc. 2200 Bridge Parkway, Suite #102, Redwood City, CA 94065 (hereinafter referred to as the ‘Customer’)

Lonza and Customer together referred to as ‘the parties’.

WHEREAS:

A.	The parties wish to define the cGMP responsibilities of each party for the manufacture, testing and release of Product in accordance with current good manufacturing practices and general biologics products standards as promulgated under the European Commission Directives 2001/83/EC, as amended, and 2001/20/EC; the European Commission Guidelines of Good Manufacturing Practices for Medicinal Products as promulgated under European Directive 2003/94/EC (Eudralex – Volume 4); the US FDA 21 CFR 210/211/600 and 21 CFR part 11 and 610; The Rules Governing Medicinal Products in the European Union, Volume IV Part I (for Drug Products) and/or Part II (for APIs) and other agency regulations as applicable to API or drug product manufacture on the occasion that Lonza manufactures and tests Product for Customer for further manufacturing use in the preparation of human Drug Products for clinical trial supply or that Lonza manufactures the final drug product for clinical trial supply; and

B.	The Parties wish that Lonza’s Affiliates, having particular expertise in the activities contained in the Quality Agreement (as defined below), may perform the activities and obligations set forth in the Quality Agreement.

NOW THEREFORE it is hereby agreed to amend the terms of the Agreement as follows:

1.	With effect from the date of this Amendment the attached Quality Agreement shall be inserted into the Agreement as Appendix C (‘Quality Agreement’).

2.	If there are any conflicts between the Quality Agreement and the Agreement, the provisions of the Agreement shall govern and control. The Quality Agreement shall govern any conflicts relating to GMP responsibilities for the manufacture, testing and release of Product.

3.	Save as expressly provided herein, the terms and conditions of the Agreement shall remain in full force and effect.

AS WITNESS the hands of the duly authorised representations of the parties hereto the day and year first above written.

Signed for and on behalf of

Lonza Sales AG

Print Name:

Title:

Signature:

Date

Lonza Sales AG

Print Name:

Title:

Signature:

Date

Jasper Therapeutics Inc.

Print Name:	William Lis

Title:	CEO

Signature:	/s/ William Lis

Date	4/24/2020

Quality Management Approvals

Lonza Sales AG (RP)

Print Name:

Title:

Signature:

Date

Lonza Quality

Print Name:	David Stanmore

Title:	Head of Quality

Signature:	/s/ David Stanmore

Date	15 April 2020

Jasper Therapeutics Inc. Quality

Print Name:	Carol Zoltowski

Title:	SVP Regulatory Affairs and Quality

Signature:	/s/ Carol Zoltowski

Date	4/24/2020

Quality Management Approvals

Lonza Sales AG (RP)

Print Name:

Title:

Signature:

Date

Lonza Quality

Print Name:	Thomas Haselwander

Title:	Head of QA DPS

Signature:	/s/ Thomas Haselwander

Date	15 April 2020

Jasper Therapeutics Inc. Quality

Print Name:	Carol Zoltowski

Title:	SVP Regulatory Affairs and Quality

Signature:	/s/ Carol Zoltowski

Date	4/24/2020

Quality Agreement

Table of Contents

1	Preface / Overall Responsibilities	7

2	Definitions:	8

3	Site / Facilities / Materials Controls	11

4	Process Controls	14

5	Quality Control Laboratories	19

6	Quality Assurance / Quality Management Systems	22

7	Pharmacovigilance for Drug Product	26

8	Product Specific File (PSF) and Shelf Life	27

9	Regulatory Inspections	28

10	Regulatory Authorizations / Submissions	29

11	Customer Oversight	31

Annex 1 – Key Contacts		32

Annex 2 – Multi Site Responsibilities Matrix		34

Annex 3 – QP to QP Agreement for Certification, Confirmation and batch release		36

12	Version History of Quality Agreement

1 Preface / Overall Responsibilities

This Quality Agreement outlines the responsibilities of the Customer and Lonza with respect to the quality assurance of Product manufactured, tested and supplied by Lonza for the Customer under the terms of the Agreement. The product will be used for clinical supply. The Quality Agreement will be updated, or a new one implemented when the product is licenced.

This Quality Agreement takes the form of a detailed list of activities associated with the manufacture, testing and release of cell banks including MCB & WCB and Product. Responsibility for each activity is assigned to either the Customer or Lonza, or is assigned to both the Customer and Lonza.

The Customer acknowledges that certain activities and obligations under the Quality Agreement may be performed by Lonza’s Affiliates or sub-contractors having expertise in the relevant areas, provided that Lonza shall remain responsible to Customer for the acts and omissions of their Affiliates. The Lonza’s Affiliates or sub-contractors are listed in Annex 2 and approved by both parties.

This detailed list describes generic quality activities that would be performed by both parties for Product used by Customer for further manufacturing use in the preparation of human Drug Products. The specific Services to be provided by Lonza will be set out in the Agreement (and any Amendments to the Agreement) on Price and other terms acceptable to both parties.

Drug Substance

Lonza is responsible for ensuring that the quality requirements for Product are as specified in the approved Product Specification and that Product is manufactured, tested and stored in accordance with the ICH Q7 consensus guideline ‘Good Manufacturing Practice for Active Pharmaceutical Ingredients’, with reference to US FDA 21 CFR 210/211/600-610/11 The Rules Governing Medicinal Products in the European Union, Volume IV and/or Part II (for APIs) and other agency regulations as applicable to API.

The Customer is responsible for the final review, approval and release of Product for use in clinical trial supply. The Customer is responsible for Product development, technical oversight, Product Specifications and Regulatory Agency filings.

Drug Product

Lonza is responsible for ensuring that the quality requirements for Product are as specified in the approved Product Specification and that Product is manufactured, tested and stored in accordance with the Rules Governing Medicinal Products in the European Union, Volume IV Part I (for Drug Products), Volume IV Part IV (for Advanced Therapy Medicinal Products), with reference to US FDA 21 CFR 210/211/600-610/11 or 21 CFR 1271 [for CT/VT] and other agency regulations as applicable to drug product manufacture.

The Customer is responsible for the final review, approval and release of Product for use in clinical trial supply. The Customer is responsible for Product development, technical oversight, Product Specifications and Regulatory Agency filings.

2 Definitions:

Note: Refer to CORP-24 for additional abbreviations

a)	API	Active Pharmaceutical Ingredient

b)	Affiliate	Means any company, partnership or other entity which directly or indirectly Controls, is controlled by or is under common Control with the relevant party. “Control” means the ownership of more than fifty percent (50%) of the issued share capital or the legal power to direct or cause the direction of the general management and policies of the relevant party.

c)	BASM	Biological Active Starting Material (pivotal intermediate material)

d)	Batch Record	Means the executed documentation associated with the manufactured Product on each batch for official and cGMP compliant documentation purposes

e)	Bulk Drug Product (BDP)

Final dosage form in the primary packaging container (immediate packaging)

a) containing an active pharmaceutical ingredient (Drug Product) or

b) not containing an active pharmaceutical ingredient (Placebo)

f)	Bulk Drug Substance (BDS)	IBIMP, or IBMP also known as Drug Substance and BASM also known as pivotal intermediate material

g)	cGMP	current Good Manufacturing Practice

h)	CofA	Certificate of Analysis

i)	Authorization for further manufacturing (AFM)	Shipment of Product from one Lonza site to another Lonza site or Lonza Qualified sub-contractor with reduced testing prior to QP confirmation. Product is transferred for further processing and is not removed from Stein control until Lonza Slough QP confirmation has been completed

j)	Change	Changes to process, equipment, testing, material or procedure having the potential (significant or not significant) to effect the quality attributes of the final product and/or the regulatory filings associated with the product. Each instance will be evaluated as per LONZA site procedures with the following categorizations: Minor, Moderate and Major.

k)	CTD	Common Technical Document

l)	DAP	“Delivered at Place”, as further defined in the INCOTERMS 2010.

m)	DDP	“Delivered Duty Paid”, as further defined in the INCOTERMS 2010

n)	Deviation

Minor: An incident which has no impact to product quality/SISQP; no impact to product release.

Major: An incident which has an unclear or potential impact to product quality/SISQP requiring investigation or impact to product quality requiring partial rejection of product or impact to product release.

Critical: An incident which has confirmed quality impact/impact to SISQP or requiring rejection of one or more batches of affected product.

o)	Drug Product	The dosage form in the final immediate packaging intended for marketing or clinical trial

p)	ExW	“Ex-Works”, as further defined in the INCOTERMS 2010.

q)	FCA	“Free Carrier”, as further defined in the INCOTERMS 2010.

r)	FDA	U.S. Food and Drug Administration

s)	FEFO	First Expired First Out

t)	FIFO	First in First Out

u)	ICH	International Council for Harmonisation of Technical Requirements for Pharmaceuticals for Human Use (ICH).

v)	IBIMP	Intermediate Biological Investigational Medicinal Product

w)	IBMP	Intermediate Biological Medicinal Product (i.e. Licensed Product)

x)	Master Batch Records	Means the unexecuted batch record which has been technically and Quality Assurance approved prior to the cGMP batch. These documents are held electronically within the Documentum system, or as paper copies for disaster recovery

y)	OOF	Out of Freeze

z)	OOS	Out of Specification

aa)	PSF	A reference file containing, or referring to files containing, all the information necessary to draft the detailed written instructions on processing, packaging, quality control testing, batch release and shipping of an investigational medicinal product.

bb)	Placebo	A treatment without intrinsic therapeutic value, but administrated as if it were a therapy, either in medical treatment or in the clinical trials. Placebo manufactured at Lonza is a representation of the product without the active ingredient.

cc)	Process Description	Unique key operating procedure

dd)	Product	Referred to within this agreement for following Lonza product: Bulk Drug Substance (BDS) or API (IBIMP/BASM) Bulk Drug Product (BDP) or Drug Product

ee)	PQR	The terms Product Quality Review (PQR), Annual Product Review (APR) and Annual Product Quality Review (APQR) are used to designate the reports issued for the periodic product reviews. As a general term Lonza calls these reports Product Quality Review (PQR).

ff)	PQS	Pharmaceutical Quality System

gg)	QA	Quality Assurance

hh)	QP	Qualified Person responsible for batch certification and or confirmation

ii)	Reprocessing	The process by which a batch or portion of a batch is purified through repeat of established and approved manufacturing steps to produce Drug Substance that meets appropriate standards, specifications and any other relevant control limit criteria

jj)	Reference / reserve / retention Sample	Samples taken for the (raw) material or Product intended for further testing if deemed necessary during the shelf life of the sampled lot of material or Product e.g. for additional investigational testing. In this quality agreement the three terms are equally used.

kk)	Return	Sending back to the manufacturer or distributor of a medicinal product which may or may not present a quality defect.

ll)	Rework	The process of subjecting a batch, or portion of a batch, to one or more non routine manufacturing steps to meet specified requirements or control limits

mm)	SOP	Standard Operating Procedure

nn)	FvP/RP	“Fachtechnisch verantwortliche Person” or “Responsible Person” used in Switzerland and means the person with the accountability as described in the Swiss Medicinal Products Licensing Ordinance (SR 812.212.1). Person responsible for batch confirmation within Switzerland; synonym to QP

oo)	True Copy	An exact verified copy of an original record

pp)	TSE	Transmissible Spongiform Encephalopathy

3       Site / Facilities / Materials Controls

3A Organization and Key Personnel
Lonza Responsibility	Customer Responsibility
• Will maintain a quality unit that is independent of the production unit and has the responsibility and authority to approve or reject components, raw material/culture media, bulk packaging materials, primary drug product components,cell bank, Product, SOPs, Master Batch Records, deviation/investigations, change control, audit, self inspection and executed production Batch Records	N/A
• Will provide and document initial and on-going cGMP and process specific technical training of employees involved in cGMP Operations	N/A
• Will ensure that the use of consultants is supported by documented verification that the consultant(s) has(have) the sufficient education, training, experience, or any combination thereof, to advise on the subject for which they are retained	N/A
• Ensure adequate number of personnel have appropriate training, skills, knowledge and experience to manufacture and test Product to cGMP	N/A

3B Buildings, Facilities, Utilities and Equipment
Lonza Responsibility	Customer Responsibility
• Ensure premises, environment, utilities, equipment and computerized systems are properly designed, validated and maintained in accordance with EU cGMP or equivelant. In addition that computerized systems are in complaince with EU cGMP Annex 11 or equivalent	N/A
• Provide list of sites (exact name and address) used to manufacture and test the Product, components, or input materials and what services are being provided by each facility (see Annex 2)	N/A
• Provide a list, upon request to Customer of any subcontractors used to perform cGMP operations, or cGMP support operations (including description of what services are being provided) (see Annex 2)	N/A
• Maintain controlled access to the facility	N/A
• Via Change Control will notify Customer of any known changes in ownership of subcontractors used by Lonza. See Change Control Section for further details	N/A
• Ensures appropriate separation and controls are in place for operation of multi-product facilities	N/A

 •     Review data provided by Customer

•      Establish cleaning concept to prevent the potential for cross-contamination of products and takes into account known attributes (e.g. LD50, lowest therapeutic dose, ADE values)

•     Upon request, provide the necessary information which allows Lonza to establish a proper cleaning concept (e.g. tox studies, daily exposure, ADE values) as well as with samples required to conduct cleaning studies.

•     This information should already be available during evaluation / proposal stage, however to be verified prior to signature of the Quality Agreement.

•     Any changes shall be communicated to Lonza in a timely manner.

• Label and store any Product dedicated equipment to adequately prevent unintended use for other products	N/A
• Maintain an environmental monitoring program for water, clean steam and controlled areas to ensure compliance with environmental monitoring regulations and Lonza SOPs	N/A

3C Raw Materials Controls
Lonza Responsibility	Customer Responsibility

•      Source, store, test and release raw materials and/or primary packaging of appropriate quality and inventory for processing of cell bank and Drug Substance.

•      For Drug Product Lonza has oversight of raw materials and/or primary packaging of appropriate quality and inventory for processing during formulation development and batch manufacturing

 •    Specify and qualify any Customer specified materials, suppliers or manufacturers to be used for manufacturing process

•    As defined in the Agreement, source raw materials and/or primary packaging of appropriate quality for processing of Product

• Ensure that all animal- and/or human-derived raw materials used for Product are appropriately sourced and tested in line with current regulatory guidance	• As applicable, provide information to Lonza on any known animal and/or human-derived raw materials requested for use in the manufacturing process
• Assess and approve Suppliers of raw materials and components as per Lonza Quality Standard	● May perform independent audits of Lonza’s raw materials and components suppliers

•      Retain representative samples of critical raw materials as appropriate and in accordance with Lonza SOP(s) for retention samples

•     Store, under appropriate conditions, a quantity sufficient to perform at least […***…] full analyses (excluding microbial testing), according to the relevant Lonza SOP(s)

N/A
• Establish and maintain specifications for cGMP materials as per Lonza SOP(s)	N/A
• Utilize either FEFO or FIFO strategy for consumption of cGMP materials	N/A
• Use API bulk packaging and Drug Product labeling components specified by Customer • If not specified by Customer, utilize Lonza generic bulk packaging and labeling configurations as per Lonza SOP(s)	• Specify API bulk and / or Drug Product packaging and labeling components and share, if available, information about extractables / leachables

4       Process Controls

4A Cell Banks
Lonza Responsibility	Customer Responsibility
If cell bank supplied by Customer	If cell bank supplied by Customer
• Review and approve characterization data (e.g. CoA or report, including all applicable tests, such as viable cell count, identity, purity, genetic stability, suitability for production) and store working stock of cell bank	• Supply cell bank and characterization data (e.g. CoA or report, including all applicable tests, such as viable cell count, identity, purity, genetic stability, suitability for production)
• Active testing of the received WCB vials. At least the following tests are to be considered: viable cell count, identity and one genetic feature. Review and approve test results.	• N/A
• Review and discuss any unexpected result with Customer and agree action(s) to be taken	• If cell bank is tested by any other organization other than Lonza, any unexpected results must be reported to Lonza within […***…] • Review and approve action(s) to be taken
• The acceptance of Customer cell bank into Lonza PQS is predicated upon meeting the requirements of Lonza’s test methods (or agreed equivalent)	• Supply required data for acceptance of cell bank.
• Receive cell bank according to Lonza SOPs.	• Ship cell bank according to mutually agreed procedure.
• Review shipping data/documentation for compliance to cGMPs and temperature control	• Provide shipment of cell bank according to cGMPs under applicable temperature control
If cell bank supplied by Lonza	If cell bank supplied by Lonza
• Prepare, characterize and store cell bank per Lonza SOPs	N/A
• Discuss with Customer storage of cell bank […***…]	• Discuss with Lonza storage of cell bank and approve cell bank storage
• Ship cell bank according to Lonza SOPs.	• N/A

4B Product Specification
Lonza Responsibility	Customer Responsibility
• Jointly review, approve and issue the following Product Specification(s) as required per the Agreement: ○ Drug Substance c Placebo ○ Drug Product

•     Jointly review and approve, via the Customer Approval form, the following Product Specification(s) as required per the Agreement:

○     Drug Substance

○     Placebo

○     Drug Product

•     Complete review, resolution of any questions and approval of Product specification within […***…] from date of receipt or within agreed timeframe

• In accordance with Lonza Quality Standards, jointly review, approve and issue the master certification documents (e.g. CofA, CofC, etc...), as required per the Customer within […***…] or up to a maximum of […***…]

•     Jointly Review and approve, via the Customer Approval form, the required master certification documents, as applicable

•     Complete review, resolution of any questions and approval of master Product certification documents within […***…] from date of receipt

4C Production and Process Control
Lonza Responsibility	Customer Responsibility
• Prepare, approve and maintain process documents relating to facility, equipment and test methods • Documentation will be written and executed in the business language of the manufacturing site	• N/A
• Prepare Process Descriptions • Jointly review, approve and issue Process Descriptions. • No cGMP activities will commence until the Process Description has been approved.	• Review Process Descriptions for accuracy of technical content for each processing step Complete review of technical content, resolution of any questions and approval of Process Description within […***…] from date of receipt. Approval to be capture via the Customer Approval Form
• Prepare Master Batch Records for each processing step and make available for Customer to review during audit or other mutually defined frequency	• N/A
• Define and perform in-process control and testing/sampling program prior manufacturing	• Review and approve in-process testing/sampling strategy.

4C Production and Process Control
Lonza Responsibility	Customer Responsibility
• Per Lonza SOPs designate unique batch numbers for raw materials, process materials, cell bank and Product	N/A

•     Unless due to emergency whereby Product integrity is at risk, Lonza will not reprocess Product without prior notification and written approval of Customer

•     Provide documented reason and justification for reprocessing event according to Lonza SOPs

•     If notification received prior to reprocessing by Lonza, complete review, resolution of any questions and approval of reprocessing requests within […***…] via the Customer Approval Form

•     Following emergency reprocessing by Lonza, complete review, resolution of any questions of reprocessing deviation/investigation within […***…]

• With Customer, agree to the appropriate sampling and testing required prior to the reprocessing	• With Lonza, agree the appropriate sampling and testing requirements prior to re-processing.
• For Biologics: Lonza will not rework Product	• Customer needs to review and approve all reworking prior to performing rework.

•     With Customer, define process validation plans and timing for Product including analytical validation and stability studies

•     As defined in the Agreement, jointly with Customer, define strategy and responsibilities for process validation activities including (but not limited to):

•     Process Validation Master Plan, protocols and reports

•     Product specific assay validations

•     Cleaning validation of the Product

•     Hold Times for buffers/medias/Product used in process

•     Intermediate Product stability

•     Intermediate and bulk Product yield specifications

•     With Lonza, define process validation plans and timing for Product including analytical validation and stability studies

•     As defined in the Agreement, jointly with Lonza, define strategy and responsibilities for process validation activities including (but not limited to):

•     Process Validation Master Plan, protocols and reports

•     Product specific assay validations

•     Cleaning validation of the Product

•     Hold Times for buffers/medias/Product used in process

•     Intermediate Product stability

•     Intermediate and bulk Product yield specifications

• Ensure that results of process validation activities performed outside Lonza (e.g. performed by Customer) are made available to Lonza, especially as pertains to process changes	• Provide Lonza with results of process validation activities performed by Customer

4D Product Storage, Labeling, Packaging and Shipment
Lonza Responsibility	Customer Responsibility
• Will maintain procedures to ensure Product is stored under appropriate environmental conditions	• Specify to Lonza all applicable storage requirements for the Product
• Store, label and package the Product as defined in the Product Specification/ Shipment agreement	N/A
Product Shipment In accordance with the Agreement, Product is shipped EXW the facility [or use the correct INCOTERM as reported in the MSA] (as defined by Incoterms 2010)
• Review evidence provided by customer

 •     Provide evidence that the recipient (i.e. Customer, storage facility or fill finish company) is authorised to receive / store the Product.

 •     Provide cGMP / GDP certification (or equivalent) of receiving site.

 •     Product will be shipped following:

Full Lonza QP confirmation/disposition of Product in accordance with local site licence

or

Authorised for further manufacturing and shipped with reduced testing and TSE statement

• Accepts that Product will be shipped following Lonza QP confirmation/disposition in accordance with local site licence

•     Shipment of Product under quarantine must be a rare event and should belong to one of the following categories: products with limited shelf-life until further processed by the customer or one-off situations where an unforeseen delay could lead to non-availability of the product to the patient and requires a special QA authorization to ensure product quality.

•     If Product is to be shipped under quarantine ensure written confirmation received from Customer (signed by customer QA) to authorize shipment of Product under quarantine prior to shipment

• Provide Lonza with written confirmation (signed by QA) to authorize shipment of Product under quarantine
If Customer is responsible for shipment [valid for e.g. incoterms EXW or FCA]
• Prepare Product for shipment according to agreed shipping procedure including documentation as required in the Agreement	• N/A

4D Product Storage, Labeling, Packaging and Shipment
Lonza Responsibility	Customer Responsibility
• If Lonza is to arrange shipping as Customer’s agent, notify Customer of proposed shipment date	• Provide destination of Product to Lonza • Agree shipment date • Customer’s designated subcontractor acknowledge receipt of Product according to agreed Incoterms
• Lonza to use customer preferred validated courier service. Where one cannot be provided Lonza will on behalf of customer use Lonza’s preferred courier.

•     Provide account details for preferred validated courier service or request Lonza to use their preferred validated courier.

•     Provide Product-specific shipping validation OR where applicable, request in writing to utilize Lonza generic shipping validation for the Product if Lonza is responsible for shipment [valid for e.g. incoterms DDP or DAP]
• Prepare Product for shipment according to agreed shipping procedure including documentation as required in the Agreement	• N/A
• Notify Customer of proposed shipment date • Organize and ship Product to locations designated by Customer	• Provide destination of Product to Lonza • Agree shipment date • Customer’s subcontractor acknowledge receipt of Product and integrity of seals in writing within […***…] of receipt
• Ensure shipment of Product under designated temperature conditions	• Enable Customer’s subcontractor to return Logger data and/or Logger of Product shipment to sender within […***…] of receipt
• Generate generic shipping validation data, where applicable, for Product. Provide to customer upon request	• N/A
Analytical Sample Shipment
• Send Analytical Samples under temperature controlled conditions per sample storage requirements, according to local/mutually agreed procedures

•     Enable Customer’s subcontractor to return Logger data and/or Logger of Analytical Sample shipment to sender within […***…]

•     Enable Customer’s subcontractor to receipt of samples according to mutally agreed procedure

•     Perform cGMP testing on the samples, request investigation if shipment data have been confirmed to not meet requirements

5       Quality Control Laboratories

5A QC Laboratory Controls
Lonza Responsibility	Customer Responsibility
• Assess and approve External Testing Laboratories for raw material, cell bank and Product release testing prior to disposition decision	N/A
• Notify Customer of External Testing Laboratories used for Product release testing	• Agree to use of ExternalTesting Laboratories for Product release testing.
• N/A	• May perform independent audits of Lonza contract laboratories as defined in Annex 2, where authorized by contract laboratory
• Review and approve Customer strategy and deliverables for establishing analytical methods for process

•    Define strategy and deliverables for establishing analytical methods to be used in support of process Including:

○     Methods to be developed by Lonza

○     Methods to be transferred to Lonza from external party

• Perform Product testing against Product Specification prior to disposition decision	• Review & approve testing strategy

•     Notify Customer of confirmed out of specification (OOS) Product release testing results within target of […***…] business day but not to exceed […***…] business days of the OOS being confirmed as per Lonza SOP(s); provide Customer requested test data to support review of OOS as agreed by both parties

•     Jointly agree to any proposed retest, Customer must approve the retest plan

•     Provide the Customer with a copy of all closed confirmed OOS investigations

•     Confirm receipt of notification within […***…].

•     Review and approve proposed retest plan

•     Complete review and provide any questions/ consolidated comments within […***…] of any out of specification investigation reports

•     Agree impact on Product specification

• Take and store Product reserve / retention / reference samples from each Batch with sufficient volume for at least […***…] full analyses (excluding microbiological testing) for use in the event of an investigation on released Product

•     Review and approve number of samples required to complete […***…] full analysis (excluding microbiological testing)

•     Store Drug Product reserve/retention/reference samples or organize shipment from manufacturing site and storage at Lonza

• Store reserve/retention/reference samples under appropriate conditions for the period defined in Lonza SOP(s) or specifications	• Review and approve storage conditions

5A QC Laboratory Controls
Lonza Responsibility	Customer Responsibility

•     Upon completion of sample retention period notify the Customer of option to either destroy or ship retention/reference/ reserve samples in accordance with Lonza SOP(s)

•     If no response from customer received within […***…], Lonza may destroy retention/ reference/ reserve samples

• Within […***…] respond in writing to Lonza and approve destruction of samples or request receipt of samples

•     Jointly agree to analytical method development and/or method transfer strategy for Product Testing

•     Strategy to include deliverables for all applicable methods to be developed, validated, transferred and qualified, as applicable

•     Jointly agree to analytical method development and/or method transfer strategy for Product Testing

•     Strategy to include deliverables for all applicable methods to be developed, validated, transferred and qualified, as applicable

Stability Studies
• N/A	• Define stability study requirements and responsibilities (testing, storage etc).
If Lonza to perform stability study	If Lonza to perform stability study

•     Lonza will store Product stability samples under appropriate conditions and conduct cGMP work according to defined requirements (e.g ICH guidelines)

•     Perform Product / Product reference standard stability testing according to Master Services Agreement

•     Prepare Stability Protocols

•     Prepare Stability data tables and report the results to Customer within the agreed timelines

• Review and approve Stability Protocols within […***…] or within an agreed timeframe.

•     Notify the Customer of any confirmed stability failure of the Product / Product reference standard according applicable Lonza SOPs as per 6D

•     Provide the Customer with a copy of all closed confirmed stability result investigations as per 6D

• Review any confirmed stability failure of the product / product reference standard, invesitgation and approve proposed retest plan
If stability study performed by Customer	If stability study performed by Customer
• N/A	• Provide copy of stability report to Lonza

5A QC Laboratory Controls
Lonza Responsibility	Customer Responsibility
Reference Standards
• N/A	• Define reference standard requirements and responsibilities
If Reference Standards prepared by Lonza	If Reference Standards prepared by Lonza
• Prepare, characterize and store Product reference standard per Lonza SOPs	• Agree to reference characterization package
• Provide reference standard characterization report to Customer • Provide reference standard certification to Customer	• Agree to reference characterization package • Review and approve reference standard charterization report within […***…] or within an agreed timeframe.
If Reference Standards supplied by Customer	If Reference Standards supplied by Customer
• Store characterized Product reference standard under appropriate conditions as per Lonza SOPs

•     Supply characterized Product reference standard with Certificate of Analysis or applicable documentation. Agree to storage conditions at Lonza. Provide expiry date.

•     Responsible to maintain valid reference standard throughout period of intended use.

• Review and assess qualification reports for the reference standard in use	• Provide initial qualification and subsequent re-qualification reports […***…] after issuring the report • Provide necessary information that allows Lonza to accept qualification reports

6       Quality Assurance / Quality Management Systems

6A Complaints, Recalls, Returns and Adverse Events
Lonza Responsibility	Customer Responsibility

 •     Upon request, support Customer in their Product complaint or adverse event investigations for events related to product manufactured by Lonza

 •     Jointly agree to investigation plan, actions and time lines for response, as applicable

 •     Notify local regulatory Agencies as applicable to meet local Agencies requirements

 •     Receive and investigate Product complaint and adverse events and request Lonza support, as applicable

 •     Jointly agree to investigation plan, actions and time lines for response, as applicable

 •     Responsible for all notifications to Regulatory Agencies, as applicable, related to Product complaints or adverse events

• Inform customer if any received complaint could also have a serious impact on Batches supplied to Customer	• Follow the statutory and/or contractual obligations to inspect the goods upon delivery and to promptly notify Lonza about any defect or shortage
• Inform the Customer when there is potential recall situation for their Product(s)	• Acknowledge receipt of information in writing within […***…] of receipt or within an agreed timeframe
• Upon request, support Customer in activities related to Product recall where recall relates to Lonza	• Responsible for final decision and coordination of any Product recall or field alert • Responsible for overall management of Product recall activities
For Drug Product only

 •     For Drug Product Services Lonza will review and execute rework (if applicable), recheck or re-release of Drug Product (excludes cold chain product)

 •     Agree and approve any drug product returns to the manufacturing site (excludes cold chain product)

 •     Approves the rework (if applicable), recheck, or re-release of returned drug product material

 •     Ensure that the returns are within […***…] post […***…] (this excludes cold chain product)

 •     Any returns go to the manufacturing site (ref to annex 2)

6B Batch Review and Product Disposition
Lonza Responsibility	Customer Responsibility
• Review Batch Record for compliance to cGMP, Lonza SOPs and the Product Specification	N/A

•     Provide Customer with a copy of main operational steps from the executed Batch Record. Proprietary information (such as media and feed preparations) will be excluded.

In addition, this will also include e.g.

○     A summary of the Product analysis as defined in the CofA and release test data

○     A summary of batch related deviations OOS and change controls. As requested, minor deviations to support Customer release of Product as per 6D

○     A summary of batch related environmental monitoring

N/A
• Shall supply Customer a BSE/TSE certificate for the substance in accordance with the EMEA Note for Guidance EMEA/410/01 (current version).	• Inform Lonza about any specific certificates required for the substance prior to the start of the production.
• Responsible for batch confirmation / technical release or rejection of batch to Customer.

•     Provide information which Lonza may reasonably require to Confirm the product e.g. a manufacturing license (as applicable)

•     Responsible for release of Product for use in clinical trials (unless otherwise specified contractually with Lonza)

•     Responsible for Qualified Person (QP) confirmation of batch to Customer “for use in further manufacturing” as detailed in Eudralex Volume 4, Annex 13/16

•     The BDS confirming QP will notify finished Bulk Drug Product certifying QP of any unusual conditions of confirmation which may affect final certification and release of the finished Bulk Drug Product

•     Ensure that the parent Bulk Drug Substance batch of a finished Bulk Drug Product batch is confirmed prior to release of such finished Bulk Drug Product to Customer (applicable to AFM only)

• Responsible for release of Product for use in clinical trials
• Manage product as agreed with Customer.	• Agree with Lonza the disposal/return of any expired or rejected Product.
• Enable QP to QP communication to facilitate the notification of any unusual conditions which may affect product quality at any stage of the process	• Enable QP to QP communication to facilitate the notification of any unusual conditions which may affect product quality at any stage of the process

6C Records Retention
Lonza Responsibility	Customer Responsibility
• Retain records associated with manufacture and testing of Product, including records associated with the inspection and release of raw materials and primary packaging components, for minimum of […***…] years from date of manufacture of Product	N/A
• Will store the original MBRs, executed Batch Records and all other original documentation that is related to the manufacture of the Product and that is required to be maintained under cGMP/quality system, protected from destruction and unauthorized access according to Lonza SOP(s).	N/A
• Notify Customer of intent to dispose records with option to send records (Lonza proprietary information will be omitted) to Customer OR • Agree terms with Customer for future storage	• Approve disposal or request receipt of records
If Lonza retains documents as electronic True Copies	If Lonza retains documents as electronic True Copies

•     Notify Customer about which document types will be scanned and retained as electronic True Copies. For these documents, the scanned version will be considered as the Primary Record

•     Use validated processes to scan and retain documents as True Copies

•     Paper documents will be disposed after approval of the electronic True Copy. Batch Records may be sent to Customer if requested (after omission of Lonza proprietary information)

• Approve disposal of original Batch Records (paper records) or request receipt of records

6D Deviations / Investigation Reports
Lonza Responsibility	Customer Responsibility

•     Notify Customer of all confirmed major or critical deviations to target within […***…] business day, not to exceed […***…] business days of failure being identified

•     A major or critical Deviation is as defined as per Lonza’s relevant SOP(s)

•     For critical deviations: Provide Customer with copy of draft report for review and approval

•     For major deviations: Customer review and approval is required as agreed by both parties.

•     Use reasonable efforts to close any deviation within […***…].

•     Upon receipt of comments/questions from customer address all questions within […***…] business days and amend draft report, as necessary

•     Provide Customer with copy of closed critical and major deviation report related to Product

•     Responsible for completing CAPAs and CAPA effectiveness check following Lonza procedures

•     Acknowledge receipt of notification for major or critical deviations, in writing, within […***…]

•     For critical deviations, provide […***…] questions/comments to draft Lonza report within […***…]

•     Review and approve critical (and upon Lonza request also major) deviations

•     Use reasonable efforts to close any deviation within […***…]

•     Within target of […***…] business day, not to exceed […***…] business days notify Customer of any events noted which impacts Batches of Product previously shipped or released

•     Upon request provide Customer with copy of report of noted critical deviation for review and comments

•     Provide Customer with copy of closed critical and major deviation report impacting Batches of Product previously shipped or released

• Acknowledge receipt of notification, in writing, within […***…] • Provide any questions/comments to draft Lonza report within […***…]

6E Change Control Procedures
Lonza Responsibility	Customer Responsibility
Customer proposed changes	Customer proposed changes
• Process change through change control and notify Customer of change approval. If change rejected discuss reasons for rejection with Customer	• Propose Customer changes and provide rationale in writing
Lonza proposed changes	Lonza proposed changes

•     Inform Customer, through change control, of proposed customer specific or impactingproduct related changes (eg raw materials / components etc) that are

▪     Moderate - […***…]

▪     Major – […***…]

•     For general site changes notify customer of […***…] changes (e.g. premises, equipment, utilites) that affect product

•     Where emergency changes are required, notify Customer within […***…] business day.

•     Acknowledge receipt of notification, in writing, within […***…]

•     Provide any questions/comments to draft Lonza report within […***…]

•     Complete review, resolution of any questions and approval within […***…] of receipt of change controls

• Inform Customer of changes to key personnel as listed in Annex 1	Inform Lonza of changes to key personnel as listed in Annex 1.
All changes	All changes
• With Customer, define strategy for notifying change to Regulatory Agencies as appropriate	• With Lonza, define strategy for notifying changes to Regulatory Agencies as appropriate

7       Pharmacovigilance for Drug Product

7A Pharmacovigilance for Drug Product
Lonza Responsibility	Customer Responsibility
N/A	Responsible for all information and notification in relation to any pharmacovigilance requirements
Drug Product Services to provide information on request to support queries	Responsible for all medical questions and queries in relation to the use of the Drug Product

8       Product Specific File (PSF) and Shelf Life

8A PSF
Lonza Responsibility	Customer Responsibility

•     Create PSF for Lonza manufacturing and release activities.

Approval of this document is confirmation that the documents/details within the PSF are aligned with the relevant sections of the regulatory filings held by Lonza.

•     If no regulatory filing exists, approval of the PSF is confirmation of agreement of the details contained within the PSF.

•     No cGMP manufacturing may commence until the PSF is approved and made effective.

•     Shelf life must be included in the PSF, see section 8.2.

•     Approve the PSF.

Approval of this document is confirmation that the documents/details within the PSF are aligned with the products current registered details.

•     If no Regulatory filing exists, approval of the PSF is confirmation of agreement of the details contained within the PSF.

8B Shelf Life
• Confirm shelf life with customer • Where no data is available, a default shelf life will be designated based on […***…] (not applicable for DP).

•     Confirm shelf life (based on available stability data) with Lonza.

•     This must be provided […***…] before OOF/ manufacturing.

•     Where no stability data exists the shelf life will be based on product specific data and any other sources which are relevant. The rationale for the shelf life must be documented appropriately and agreed in writing by the Parties.

9       Regulatory Inspections

9A Regulatory Agency Inspections
Lonza Responsibility	Customer Responsibility
Pre-approval cGMP inspections for Customer Products	Pre-approval cGMP inspections for Customer Products
• Provide Customer with daily verbal debriefs of inspection scope during inspections

•     Provide required Technical, Quality and Regulatory representatives on site for pre-approval inspections, as agreed with Lonza

•     Provide up to […***…] to be present directly in meetings with Agency inspectors

• Provide copies of inspection reports and notify Customer of proposed responses and corrective action plans regarding the Product, process or systems relating to Product	• Agree on proposed inspection responses to observations relevant to Product
Routine cGMP inspection	Routine cGMP inspections
N/A	• For Regulatory Agency inspections regarding Product, provide assistance when requested by Lonza

•     Notify Customer of inspection observations (including Deficiency Letters) regarding the Product

•     Notify Customer within […***…] business day of Regulatory authority inspection requests directly regarding the Product

•     Notify Customer of inspection observations regarding process or system directly relating to the Product within […***…] business days of receipt of any notice of inspection

•     Provide Lonza proposed response regarding Product to Customer for review; jointly agree on inspection responses to observations regarding Product

• Agree on proposed inspection responses to observations regarding Product

10       Regulatory Authorizations / Submissions

10A Regulatory Authorizations / Submissions
Lonza Responsibility	Customer Responsibility
• Provide Customer with relevant information in a timely manner to support response to Agency questions within Agency defined timeframe	• Inform Lonza of relevant Q&A
• Maintain all licenses and authorizations as are required by applicable local laws to operate a cGMP pharmaceutical bulk and / or Drug Product manufacturing, packaging, and/or testing facility.	• Provide confirmation to Lonza that Customer has all licenses and authorizations to further process Provide Lonza with a […***…].
If Lonza provides regulatory relevant documents to support Customer’s Regulatory Application	If Lonza provides regulatory relevant documents to support Customer’s Regulatory Application

 •    Provide draft Regulatory document to Customer covering activities performed by Lonza (Lonza proprietary information will be omitted) for review and comment within agreed timeframe

  •    Compile Regulatory document in accordance with Lonza SOP(s)

 •    Provide Customer with final copy of Regulatory document

• Review and provide draft documents within agreed timeframe
• N/A

•     Provide Lonza with final copy of relevant sections of Regulatory Application as submitted to the appropriate Regulatory Agency or Agencies as applicable. These sections should be provided to Lonza to allow for compliance with the submitted details, support for a cGMP inspection and to enable Regulatory assessments to be performed in relation to, for example, deviations and change controls.

•    Customer to ensure that Lonza has the current version of any document covering Lonza responsibilities.

• In support of Customer submissions, provide letter authorizing cross referral to Drug Master File containing proprietary Lonza information for relevant information including manufacturing, testing and storage of Cell Bank and Product	• Provide Regulatory Application reference number, as applicable

10A Regulatory Authorizations / Submissions
Lonza Responsibility	Customer Responsibility
If Customer writes Regulatory documentation for their Regulatory Application	If Customer writes Regulatory documentation for their Regulatory Application

•     Review, comment on and approve Regulatory document as part of Customer’s Regulatory Application in accordance with Lonza SOP(s).

•     Provide Customer with relevant information to enable drafting of regulatory submission sections.

• Prepare and provide Lonza with drafts of relevant Regulatory document for review, comment and approval prior to submission to Regulatory Agency as applicable
N/A

 •     Provide Lonza with final copy of relevant CTD sections of Regulatory Application as submitted to the appropriate Regulatory Agency or Agencies. These CTD sections should be provided to Lonza to allow for compliance with the submitted details, support for a cGMP inspection.

•     Customer to ensure that Lonza has the current version of any document covering Lonza responsibilites.

Teleconferences and meetings with the Regulatory Agencies	Teleconferences and meetings with the Regulatory Agencies
• Attend teleconferences and meetings between the Customer and Regulatory Agencies arranged to specifically discuss topics relating to Lonza’s responsibilities, if requested by Customer

•     Arrange for Lonza personnel to have option to attend teleconferences and meetings between Customer and Regulatory Agencies to specifically discuss topics relating to Lonza’s responsibilities

•     Provide Lonza with copy of the meeting minutes related to topics covering Lonza responsibilities

Customer Oversight

10B Audit Allowance
Lonza Responsibility	Customer Responsibility

•     […***…] standard cGMP compliance audit permitted every […***…] for each Product manufacturing site, not to exceed […***…]

•     Additionally, the Customer may request ‘for cause’ audits to address Product quality issues

•     Coordinate Customer requested audits by Customer business partners or QP (finish DP subcontractor) as agreed by the Parties

• Provide […***…] notice of intention to audit • Hold an […***…] • Provide an audit report within […***…] of completion of audit • Coordinate “for cause” and business partners or QP audits with Lonza

•     Permit Customer representatives or Customer auditors (representatives/auditors to be agreed by Lonza) access to Lonza cGMP warehousing, manufacturing areas, laboratories and manufacturing documents including all standard operating procedures (Lonza proprietary information will be omitted) for audit purposes.

•     Customer representatives to be escorted in restricted areas at all times by Lonza personnel

•     Provide Lonza with an audit agenda […***…] prior the audit.

•     Work with Lonza to develop a […***…] schedule for a visit.

•     Ensure that Customer employees, officers and consultants retain confidentiality obligations of any Lonza information in accordance with the terms of the Agreement.

• Provide a written response to all audit findings that require corrective action within […***…] calendar days of receipt of the audit report. Response to include expected timelines for corrective and preventive actions	• Agree timeframe for receipt of Lonza audit responses

10C Person in Plant
Lonza Responsibility	Customer Responsibility

•     Permit […***…] Customer representatives (representatives to be agreed by Lonza) access to Lonza laboratories and manufacturing areas to oversee and support technology transfer and observe production activities during core business hours.

•     Within restricted area, Customer representatives to be escorted at all times by Lonza personnel

•     Send representatives to support technology transfer and / or production activities

•     Ensure Customer representatives retain confidentiality of any Lonza information.

•     Accept Lonza’s procedures regulating external customer relationships

•     Person(s) in plant are not allowed to actively participate in or interrupt the process or analytical testing

10D Periodic Review of Quality Agreement
Lonza Responsibility	Customer Responsibility
• Jointly review quality agreement and revise, as necessary, at least every […***…]	• Jointly review quality agreement and revise, as necessary, at least every […***…]

Annex 1 – Key Contacts

Customer	Lonza - Slough	Lonza - Switzerland
Head of Site: Bill Lis Tel: […***…] Email: […***…]	Head of Site: […***…] Tel: […***…] Fax: […***…] Email: […***…]	Head of Drug Product Services: […***…] Tel: […***…] Email: […***…]
Head of Quality: Carol Zoltowski VMD Tel: […***…] Email: […***…]	Head of Quality: David Stanmore Tel: […***…] Fax: […***…] Email: […***…]	Head of QA DPS and Responsible Person: Thomas Haselwander Tel: […***…] Email: […***…]
Manufacturing Consultant: […***…] Tel: […***…] Email: […***…]	Head of Operations: […***…] Tel: […***…] Fax: […***…] Email: […***…]	Head of Manufacturing: […***…] Tel: […***…] Email: […***…]
Quality Consultant: […***…] Tel: […***…] Email: […***…]	Head of Quality Control: […***…] Tel: […***…] Fax: […***…] Email: […***…]	Head of Quality Control: […***…] Tel: […***…] Email: […***…]
Responsible Person Lonza Sales AG: […***…] Tel: […***…] Email: […***…]

Annex 1 Approvals

Lonza QA - Slough

Print Name:	David Stanmore	Signature:	/s/ David Stanmore
Title:	Head of Quality	Date:	15 April 2020

Lonza QA - Basel

Print Name:	Thomas Haselwander	Signature:	/s/ Thomas Haselwander
Title:	Head of QA DPS	Date:	15 April 2020

Jasper Therapeutics Inc QA

Print Name:	Carol Zoltowski	Signature:	/s/ Carol Zoltowski
Title:	SVP Regulatory Affairs and Quality	Date:	4/24/2020

/s/ TH

Annex 2 – Multi Site Responsibilities Matrix

Site Specific Responsibility	Responsible Lonza Site	Comments
Drug Substance cGMP manufacture, testing, process development, cell bank creation, and storage. […***…]	Slough, SL1 4DX, UK	Primary Manufacturing Site (UK)
cGMP Manufacture Serve as storage facility for Customer cell banks	Portsmouth, NH 03801, USA	Storage facility for Customer cell banks
Drug Product Services: Manufacturing of […***…]	Lonza AG Schaffhauserstrasse 101 Building 330/331 4332 Stein Switzerland	Manufacturing Site
Drug Product Services: cGMP testing of […***…] […***…]	Lonza AG Hochbergerstrasse 60 A CH - 4057 Basel Switzerland	Testing and technical release of […***…]

Third party contractors to Lonza

Contractor name and address	Activities outsourced
[…***…] […***…] […***…] […***…] […***…] […***…] […***…] […***…]	[…***…]
[…***…] […***…] […***…] […***…]	[…***…]

Annex 2 Approvals

Lonza QA - Slough

Print Name:	David Stanmore	Signature:	/s/ David Stanmore
Title:	Head of Quality	Date:	15 April 2020

Lonza QA - Basel

Print Name:	Thomas Haselwander	Signature:	/s/ Thomas Haselwander
Title:	Head of QA DPS	Date:	15 April 2020

Jasper Therapeutics Inc QA

Print Name:	Carol Zoltowski	Signature:	/s/ Carol Zoltowski
Title:	SVP Regulatory Affairs and Quality	Date:	4/24/2020

/s/ TH

Annex 3 – QP to QP Agreement for Certification, Confirmation and batch release

Qualified Person Agreement

Between

Lonza Biologics plc / Lonza AG Drug Product Services

228 Bath Road
Slough
Berkshire SL1 4DX
United Kingdom
/
Hochbergerstrasse 60A
4057 Basel
Switzerland

- and -

Jasper Therapeutics

2200 Bridge Parkway

Suite 102, Redwood City
CA 94065
U.S.A

WHEREAS:

A.	Lonza and the Customer entered into the Agreement and the Quality Agreement; and

B.	The parties wish to define the QP roles according to the EudraLex Volume 4 cGMP Guidelines, in particular Annex 13, for Investigational Medicinal Products (IMPs) and Annex 16.; and

C.	The parties wish to establish, clarify and communicate the responsibilities for the QP at Lonza’s Affiliate, Lonza Biologics plc, 228 Bath Road Slough, Berkshire, SL1 4DL UK and the QP at Jasper Therapeutics, 2200 Bridge Parkway, Suite 102, Redwood City, CA 94065, U.S.A.

QP Confirmation of Product

This section is to assign responsibilities to the respective FvP/RP or QP parties involved in the supply chain. Assignment of responsibility means that the respective FvP/RP or QP is taking responsibility for that activity in accordance with Annex 13 and 16.

Where responsibilities are assigned to both parties, use the comments box at the end of this section to provide clarification.

			Lonza; QP/RP	Customer QP
1. Qualified Person (QP) Confirmation of Product
1.1	Perform FvP/RP Confirmation of Product. Both parties may have responsibilities in this instance; however this will be clarified in the relevant sections of this QP to QP Agreement.		☒	☐
1.2	Perform Final QP Certification and provide a country specific Statement of Release signed by the Final Certifying QP.		☐	☒
2. Qualified Person (QP) Certification Drug Substance
2.1	Establishment, maintenance and storage of the MCB and WCB where applicable (including the sites involved) are in accordance with:	Standards at least equivalent to EU cGMP	☒	☐
		The Product Specification File (PSF) and filing (e.g. IND, CTA)	☐	☒
2.2	Manufacturing (including the site(s) involved) is performed in accordance with:	Standards at least equivalent to EU cGMP	☒	☐
		The Product Specification File (PSF) and filing (e.g. IND, CTA)	☐	☒
2.3	Testing (including the site(s) involved) is performed in accordance with:	Standards at least equivalent to EU GMP	☒	☐
		The Product Specification File (PSF) and filing (e.g. IND, CTA)	☐	☒
3. Responsible Person (QP) Confirmation of Bulk Drug Product
3.1	Manufacturing (including the site(s) involved) is performed in accordance with:	Standards at least equivalent to EU cGMP	☒	☐
		The Product Specification File (PSF) and filing (e.g. IND, CTA)	☐	☒
3.2	Testing (including the site(s) involved) is performed in accordance with:	Standards at least equivalent to EU GMP	☒	☐
		The Product Specification File (PSF) and filing (e.g. IND, CTA)	☐	☒

Annex 3 Approvals

Lonza - Slough

Print Name:	Carolyn McCavera	Signature:	/s/ Carolyn McCavera
Title (QP/RP):	Qualified Person	Date:	22 April 2020

Lonza - Basel

Print Name:	Thomas Haselwander	Signature:	/s/ Thomas Haselwander
Title (QP/RP):	Head of QA DPS	Date:	15 April 2020

Jasper Therapeutics Inc

Print Name:	Carol Zoltowski	Signature:	/s/ Carol Zoltowski
Title (QP/RP):	SVP Regulatory Affairs and Quality	Date:	4/24/2020

/s/ TH

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